EXHIBIT 32
Section 1350 Certifications

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned are the Chief Executive Officer and Principal Financial Officer of J-Kan, Inc. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Annual Report on Form 10-K of J-Kan, Inc. for the year ended July 31, 2008.

The undersigned certify that such 10-K Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-K Report fairly presents, in all material respects, the financial condition and results of operations of J-Kan, Inc. as of July 31, 2008.

This Certification is executed as of October 17, 2008.

By:

/s/ JERRY W. NEEL, JR.

Jerry W. Neel, Jr.

President and Chief Executive Officer

(Principal Executive Officer)

By:

/s/ JERRY W. NEEL, JR.

Jerry W. Neel, Jr.

Chief Financial Officer

(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to J-Kan, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.